UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 26, 2018

PEOPLES FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi

(State or Other Jurisdiction of Incorporation)

001-12103	64-0709834
(Commission File Number)	(IRS Employer Identification No.)

152 Lameuse Street Biloxi, MS	39530
(Address of Principal Executive Offices)	(Zip Code)

(228) 435-5511

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Peoples Financial Corporation was held on April 25, 2018. There were 5,083,186 shares entitled to vote at the Annual Meeting. Except in the election of directors, each share of common stock entitles the holder thereof to one vote on each matter presented at the Annual Meeting. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. The matters voted upon and the results of the vote were:

(a) Election of five directors to hold office for a term of one year:

	Approve	Disapprove	Abstain	Not Voted		Outstanding
Drew Allen	3,299,025.380	5,671.821	640,051.466	1,138,437.333	(1)	5,083,186.000
Rex E. Kelly	3,296,341.096	2,101.105	646,306.466	1,138,437.333	(1)	5,083,186.000
Dan Magruder	3,302,645.272	2,036.929	640,066.466	1,138,437.333	(1)	5,083,186.000
Jeffrey H. O’Keefe	3,303,560.272	2,036.929	639,151.466	1,138,437.333	(1)	5,083,186.000
Chevis C. Swetman	3,304,013.272	2,036.929	638,698.466	1,138,437.333	(1)	5,083,186.000

(1)	Includes 590,570 broker non-votes.

(b) Appointment of Porter Keadle Moore, LLC as the independent public accountants:

Approve	4,516,239.201
Disapprove	14,647.000
Abstain	4,432.466
Not Voted	547,867.333

Total Shares Outstanding	5,083,186.000

(c) Transaction of other business:

Approve	3,644,683.048
Disapprove	135,072.000
Abstain	174,433.619
Not Voted (1)	1,128,997.333

Total Shares Outstanding	5,083,186.000

(1)	Includes 581,130 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2018

PEOPLES FINANCIAL CORPORATION

By:	/s/ Chevis C. Swetman
Chevis C. Swetman
Chairman, President and CEO